Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Press Release

Verint Systems Announces Conference Call to Review Second Quarter Results on September 5, 2012 at 4:30 PM ET

MELVILLE, N.Y, August 30, 2012 - Verint® Systems Inc. (NASDAQ: VRNT) today announced it will conduct a conference call on Wednesday, September 5, 2012 at 4:30 PM ET to review its second quarter results (for the quarter ended July 31, 2012) and outlook for the year ending January 31, 2013. An earnings release will be issued after market close on September 5.
Conference Call
A real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-888-680-0894 (United States and Canada) and 1-617-213-4860 (international). The passcode is 54206416. Please dial in 5-10 minutes prior to the scheduled start time.

About Verint Systems Inc.
Verint® (NASDAQ: VRNT) is the global leader in Actionable Intelligence® solutions and value-added services. Its extensive portfolio of Enterprise Intelligence Solutions™ and Security Intelligence Solutions™ helps worldwide organizations capture and analyze complex, underused information sources-such as voice, video and unstructured text-to enable more timely, effective decisions. More than 10,000 organizations in 150 countries, including over 85 percent of the Fortune 100, use Verint solutions to improve enterprise performance and make the world a safer place. Headquartered in New York and a member of the Russell 3000 Index, Verint has offices worldwide and an extensive global partner network. Learn more at www.verint.com.

Cautionary Note About Forward-Looking Statements

This press release contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Important risks, uncertainties, and other factors, such as those discussed in our periodic reports filed with the Securities and Exchange Commission, could cause actual results to differ materially from our forward-looking statements. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, VOVICI, GMT, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.